 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 2, 2021

KVH Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-28082	05-0420589
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
50 Enterprise Center, Middletown, RI 02842
(Address of Principal Executive Offices) (Zip Code)

(401) 847-3327
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
The Nasdaq Stock Market LLC
Common Stock, par value $0.01 per share	KVHI	(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
     Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On March 2, 2021, we issued a press release announcing our financial results for the quarter and year ended December 31, 2020 and forward-looking statements. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 2.02 of Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (or the Securities Act), or the Exchange Act, regardless of any general incorporation language in such filing.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 2, 2021, KVH Industries, Inc. (the “Company” or “KVH”) announced that Mr. Roger A. Kuebel, age 58, has agreed to serve as the Chief Financial Officer (“CFO”) of the Company. The Company expects that Mr. Kuebel will commence employment as its CFO on or about March 8, 2021. Mr. Kuebel will succeed Mr. Brent Bruun, who has served as Interim CFO since September 17, 2020. Mr. Bruun’s tenure as Interim CFO will end when Mr. Kuebel assumes the position of CFO.

From February 2014 to July 2020, Mr. Kuebel served as Chief Financial Officer of Seaborn Networks Holdings, LLC, a developer and operator of a subsea fiber optic telecommunications network. In December 2019, Seaborn Networks caused two of its affiliated entities (Seabras 1 Bermuda Ltd. and Seabras 1 USA, LLC) to file a voluntary petition for reorganization under the United States Bankruptcy Code in connection with a financial restructuring of those two entities. From February 2009 until January 2014, Mr. Kuebel was Treasurer at Aspen Technology, Inc., a publicly traded supplier of process optimization software to the petro-chemical industry. Before joining Aspen Technology, Mr. Kuebel served as Treasurer of Global Crossing Ltd., a publicly traded telecommunications company (2004 to 2007), Assistant Treasurer and then Treasurer for Genuity Inc., an internet infrastructure services company (2000 to 2003), several positions of increasing responsibility within the Treasury function at GTE Corporation, an international telecommunications company (1994 to 2000), and Manager of Financial Analysis for International Paper Company (1993 to 1994). After receiving his MBA from the University of Chicago, Mr. Kuebel began his finance career at Stern Stewart & Company, a boutique corporate finance consulting firm, where he served as a financial consultant.

Mr. Kuebel will receive an annual base salary of $325,000 and will be eligible to participate in the Company’s 2021 management incentive plan with a target bonus equal to 50% of his base salary. Although the terms of the Company’s management incentive plan for 2021 have not yet been established, the Company currently anticipates that the plan will be structured in a manner similar to the Company’s management incentive plan for 2020.

In addition, management will recommend to the Compensation Committee of the Company’s Board of Directors that Mr. Kuebel receive a grant of stock options to purchase 75,000 shares of common stock of the Company. Subject to Mr. Kuebel’s continued employment, the options will vest in four equal installments on each of the first four anniversaries of his first day of employment. The stock options will have an exercise price equal to the fair market value of the Company’s common stock on the date of grant.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d)Exhibits

Exhibit No.	Description
99.1	March 2, 2021 press release entitled "KVH Industries Reports Fourth Quarter and Full Year 2020 Results" (furnished pursuant to Item 2.02)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KVH INDUSTRIES, INC.
Date: March 2, 2021	BY:	/s/ BRENT C. BRUUN
Brent C. Bruun
Interim Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	March 2, 2021 press release entitled "KVH Industries Reports Fourth Quarter and Full Year 2020 Results" (furnished pursuant to Item 2.02)